Exhibit 10.71

Batan Insurance Company SPC, Ltd. on behalf of RTSI Segregated Portfolio

EXCESS PHYSICIAN PROFESSIONAL LIABILITY POLICY

Coverage is provided in the Company checked below:

☒                     Batan Insurance Company SPC, Ltd. on behalf of
On behalf of RTSI Segregated Portfolio
c/o Aon Insurance Managers (Cayman) Ltd.
Buckingham Square, 720 West Bay Road,
P.O. Box 69, Grand Cayman KY1-1102, Cayman Islands

Previous Policy No.: BAT-0001-2008	Policy No.: BAT-0001-2009

DECLARATIONS

Named Insured, Mailing Address: Radiation Therapy Services, incorporated (Additional Insureds listed on Endorsement #1) 2234 Colonial Boulevard Fort. Myers, Florida 33907	Producer & Code Number: Independently Procured Coverage

1.                         Policy Period:

From:	October 14, 2009 to October 14, 2010 at 12:01 A.M.
Standard Time at your mailing address shown above.

2.                         Physician Limits of Insurance

The difference between:

USD 1,000,000                                 per physician per “Occurrence” or “Medical Incident” exclusive of Defense costs

USD 3,000,000                                 per physician in the annual aggregate exclusive of Defense costs

And the UNDERLYING LIMITS of:

USD 250,000                                          per physician per “Occurrence” or “Medical Incident” exclusive of Defense costs

USD 750,000                                          per physician in the annual aggregate exclusive of defense costs

Professional Organization Limits of Insurance - N/A

3.                         Deposit Premium:

Fifty percent (50%) down payment due within 30 days of policy inception and remaining to be paid in nine (9) equal installments.

Premiums listed are net of any and all taxes, fees and surcharges of any kind. Premiums paid to Cayman based insurance markets by U.S. insureds may be subject to Federal Excise Tax as well as other state and/or federal taxes. The Insured is responsible for reporting and remitting this tax to the appropriate authorities. We suggest Insureds check with their tax advisors for further information.

4.                         Basis of Premium:                     Adjustable - Subject to Final Audit of Exposures

5.                         Endorsement Attached to this Policy: Endorsement #1 Insured Physician Schedule

/s/ Authorized Signatory 28.01.10

6.                         Controlling Underlying Insurance Policy

Type:		Physician Professional Liability Insurance Policy
Company:		National Medical Professional Risk Retention Group
Policy Number:		NMPFL860013
Policy Period:		October 14, 2009 to October 14, 2010
Physician Limits of Insurance:		$250,000 Per Claim Per Physician
$750,000 Annual Aggregate Per Physician
Claims-Made Retroactive Date Applicable to Underlying Policy:		July 6, 1981 and various other dates as listed on the underlying policy.

Date Signed:	28.01.2010	By:	/s/ Authorized Signatory

For & on behalf of Aon Insurance Managers (Cayman) Ltd. As Managers of Batan Insurance Company SPC, Ltd. On behalf of RTSI Segregated Protfoilio

[GRAPHIC]

Excess Physician Professional Liability Policy

READ THE ENTIRE POLICY CAREFULLY TO DETERMINE RIGHTS, DUTIES AND WHAT IS AND WHAT IS NOT COVERED.

NOTICE: THIS POLICY IS INCOMPLETE UNLESS SECTION 1, DECLARATIONS, IS ATTACHED.

This policy has been issued in reliance upon the statements in the Declarations and in the application submitted for this insurance. Various provisions in this policy restrict coverage.

Wherever used in this policy, the words “you” and “your” refer to the “Named Insured” shown in the Declarations and the words “We”, “Us”, and “Our” refer to the Company providing this insurance. Other words and phrases in this policy that appear in quotation marks have special meanings. Refer to the Definitions provision in this Section when the meanings are not defined where used.

All coverages of this policy are subject to the following General Provisions:

1)                        Insuring Agreement

In consideration of the payment of the premium, and in reliance upon the statements in the Declarations and in the application made a part of this policy, subject to all of the terms of this policy, we agree to indemnify any “insured” that portion of “ultimate net loss” in excess of “controlling underlying insurance policy” stated in Item 6 of the Declarations.

Except as otherwise provided by the specific terms contained in this policy, the insurance afforded by this policy shall follow all the terms, conditions, definitions and exclusions of the “controlling underlying insurance policy” designated in Item 6 of the Declarations. Should any of the provisions of the “controlling underlying insurance policy” conflict with our policy, the provisions of our policy will apply.

2)                        Limits of Liability

The insurance afforded by this policy applies separately to each “insured” against whom claim is made or suit is brought, except with respect to our limits of liability.

Regardless of the number of “insureds” under this policy, persons or organizations who sustain injury or damage, or claims made or suits brought, our liability is limited as follows:

(i)                       Our limits of liability under this policy apply only after the “underlying insurer” has paid or are liable to pay the full amount of its per occurrence limit of liability stated in Item 2 of the Declarations.

(ii)                    Our total limit of liability for all “ultimate net loss” as the result of any one “occurrence” or “medical incident” shall not exceed the limit of liability stated in Item 2 of the Declarations as applicable to each “occurrence” or “medical incident”. Should any single event result in an “occurrence” and a “medical incident” for which coverage is provided by the provisions of this policy, nonetheless, our total liability for such single event shall not exceed the amount stated in Item 2 of the Declarations as the “Each Occurrence or Medical Incident” limit.

(iii)                 Our total limit of liability for all “ultimate net loss” because of all “occurrences” or “medical incidents”, to which this policy applies, shall not exceed the limit of liability stated in Item 2 of the Declarations as the Policy Aggregate.

3.                         Persons or Entities Insured

Any person or organization which is an insured under the terms of the “controlling underlying insurance policy”, unless specifically excluded by this policy.

/s/ Authorized Signatory 28.01.10

4.                         Defense and Expenses for Claims and Suits

We shall not be obligated to investigate, defend or settle any loss, claim or suit against any “insured”, but we shall have the right and shall be given the opportunity to associate with any “insured” or its “underlying insurers”, or both, in the investigation, defense or settlement of any loss, claim or suit which, in our opinion, involves or appears reasonably likely to involve us. If we avail ourselves of such right and opportunity, any “insured”, its insurers and we shall cooperate in such matters so as to effect a final determination thereof. Any “insured” shall not make or agree to any settlement for an amount in excess of “underlying insurance” limits of liability without the approval of the Named Insured.

Defense Costs shall be paid in addition to the Limits of Liability and shall be paid based on the ratio that this policy’s portion of the Loss (indemnity only) bears to the total amount of Loss (indemnity only).

5.                         Definitions

“Controlling underlying insurance policy” means the insurance policy designated as such in Item 6 of the Declarations.

“Insured” means any person or organization described as such in the “Persons or Entities Insured” section of this policy.

“Medical Incident” - means an actual or alleged act, error or omission in furnishing or failing to furnish professional medical services, or a series of related actual or alleged acts, errors or omissions in furnishing or failing to furnish professional medical services.

“Occurrence” means an accident or occurrence or happening or event or an act or a series of acts or offense or injury or damage covered by the “controlling underlying insurance policy” designated in Item 6 of the Declarations.

“Ultimate Net Loss” means the sum actually paid or payable, after deduction of all recoveries and salvage, in the settlement or satisfaction of losses, claims or suits for which any “insured” is liable either by adjudication or settlement. Ultimate net loss includes all “defense expenses” incurred in the investigation and defense of a loss, claim or suit.

“Underlying insurance” means the primary or excess insurance policies contributing to the total limit (including any deductible amount, insured’s participation or renewals or replacements thereof).

For purposes hereunder the definition of “Medical Incident” in the underlying insurance will be limited to all claims based on, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the same related facts, circumstances, situations, transactions or events whether related logically, casually or in any other way.

“Underlying insurer” means any person or organization (including any “insured”) that provides underlying insurance.

6.                         Conditions

A.                      Action Against Us

No person or organization has a right under this policy:

(a)                     to join us as a party or otherwise bring us into a suit asking for damages from “insured”; or

(b)                    to bring suit under our policy, unless all of our policy terms and the terms of our policy and the “controlling underlying insurance policy” have been fully complied with.

B.                      Audits of Books and Records

We may examine and audit any “insured’s” books and records anytime during our policy period or within 3 years thereafter.

C. Bankruptcy

Bankruptcy or insolvency of any “insured” or of any “insured’s” estate will not relieve us of our obligations under this insurance.

D.                      Cancellation

(i)                       The first “Named Insured” may cancel this insurance by mailing or delivering to us advance notice of cancellation.

(ii)                    We may cancel this insurance by mailing or delivering to the first “Named Insured” written notice of cancellation at least:

(a)                     10 days before the effective date of cancellation if we cancel for nonpayment of premium; or

(b)                    90 days before the effective date of cancellation if we cancel for any other reason.

(iii)                 We will mail or deliver our notice of cancellation to the first “Named Insured’s” last mailing address known to us, and such mailing is deemed to be notice to all “insureds”.

(iv)                Notice of cancellation will state the effective date of cancellation. The Policy Period will end on that date.

(v)                   If this insurance is canceled, we will send you any premium refund due. If we cancel the refund will be pro rata. If you cancel, the refund will be pro rata less 10% of the prorata unearned premium subject to our Minimum Earned Premium as specified in Item 3 of the Declarations. Return premium will be sent to the first “Named Insured” for the account of all interests. Cancellation will be effective even if we have not made or offered a refund.

(vi)                If notice of cancellation is mailed, proof of mailing will be sufficient proof of notice.

E.                        Changes

This policy contains all the agreements between any and all “insureds” and us concerning this insurance. The first “Named Insured” is authorized to make changes in the terms of this policy with our consent. This policy’s term can be amended or waived only by endorsement issued by us and made part of this policy.

F.                        Inspections and Surveys

We have the right, but are not obligated, to inspect any “insured’s” premises and operations at any time.

Our inspections:

(i)                       do not warrant that the premises are safe or healthful, or that they comply with taw regulations, codes or standards;

(ii)                    relate only to the insurability of the premises and operations and the premium to be charged, we may give any “insured” reports and recommend changes based on the conditions we find; and

(iii)                 may help reduce losses, but we do not undertake to perform the duty of any person organization to provide for the health or safety of workers or the public.

G.                      “Insured’s” Duties in the Event of Loss, Claim or Suit

You must notify us as soon as practicable of an “occurrence” or “medical incident” which any “insured” or any representative of any “insured” evaluates as having a settlement or judgment value equal to or exceeding 25 percent of the limits of liability for the “underlying insurance”. Notice should include,

(i)                       how, when and where the “occurrence” or “medical incident” took place,

(i)                       names and addresses of injured persons and witnesses; and,

(ii)                    the nature and locations of any injury or damage arising out of the “occurrence” or “medical incident”.

(a)                     Give us written notice, as soon as practicable, of all suits or demands for arbitration served on any “insured”. You shall send us copies of demands notices, summonses, or any other legal papers received by any “insured” in connection with the claim or suit.

(b)                    Provide us with quarterly loss reports listing all closed and outstanding claims. Such report will identify the claimant’s name, date of loss, date of first notice of claim to any “insured description of loss and incurred amounts.

(c)                     As a condition precedent to coverage under this policy, we have the right to cooperate with the Named Insured in the investigation, settlement or defense of any loss, claim or suit,

(d)                    Furthermore, we require that any and all “insureds”

(1)                    cooperate with the “underlying insurers”

(2)                    comply with the terms of the “underlying insurance”

(3)                    pursue all rights of contribution or indemnification against any person or organization who may be liable to any “insured” because of injury or damage with respect to which the insurance is provided under the policy or any policy of “underlying insurance.”

(4)                    not make any admission of liability, and

(5)                    allow us to conduct claim audits of any “insured’s” files at reasonable intervals, at their discretion.

H.                      Maintenance of “Underlying Insurance”

(i)                       For as long as our policy is in effect, the “underlying insurance” must continuously:

(a)                     provide no less coverage than indicated in Item 2 of the Declarations at inception of our policy;

(b)                    afford no lower limit of liability than those originally indicated in Item 2 of the Declarations, except for reduction or exhaustion of “underlying insurance” limits solely due to payment of covered losses, claims or suits but only if aggregate limits are indicated in Item 2 of the Declarations; and

(c)                     not contain any exclusion not found in or that are more restrictive, from the viewpoint of any “insured”, than in the “controlling underlying insurance policy”.

(ii)                    You must notify us within 30 days if:

(a)                     there are any changes in the “underlying insurance”;

(b)                    there are any changes in the “underlying insurance” limits of liability which decrease them from that indicated in Item 2 of the Declarations.

(iii)                 If the “underlying insurance” or limits listed in Item 2 of the Declarations are:

(a)                     not maintained,

(b)                    limits are less than those indicated in Item 2 of the Declarations; or

(c)                     “underlying insurance” is unavailable or uncollectible due to bankruptcy, insolvency, liquidation of an “underlying insurer”, or your failure to comply with the terms and conditions of the “underlying insurance”; our coverage will apply in the same manner as if the underlying insurance” were still in effect, maintained and collectible.

I.                           Our Right to Recover Payment

If we make a payment under this insurance, any and all “insureds” will assist us and the “underlying insurer” in recovering what we paid by using any and all “insured’s” rights of recovery. Reimbursement will be made in the following order:

(i)                       First, to any interest (including any “insured”) who has paid any amount in excess of the limits of this insurance;

(ii)                    Next, to us; and

(iii)                 Then to any interest (including any “insured” and the “underlying insurer”) as are entitled to claim the remainder, if any.

A different order may apply if agreed upon by all interests. Expenses incurred in the process of recovery will be divided among all interests according to the ratio of their respective recoveries.

J.                        Premium

(i)                       You are responsible for payment of all premiums and will be the payee of any return premium.

(ii)                    The premium designated in Item 3 of the Declarations is a deposit premium, subject thereafter to adjustment in accordance with the final audit of exposures.

K.                      Representations

By accepting this policy, you agree that:

(i)                       the information shown in the Declarations of our policy is accurate and complete;

(ii)                    the information is based on representations and statements made by you in your application to us for this coverage; and

(iii)                 we have issued  and continue our policy in  reliance upon those  representations and statements.

L.                       Transfer of Any “Insured’s” Rights and Duties

Any “insured’s” rights and duties under this insurance may not be transferred without our written consent

M.       No Duty to Defend

It shall be the duty of the Named Insured to defend claims.

IN WITNESS WHEREOF, the Company has caused this policy to be signed by a duly authorized representative.

/s/ Authorized Signatory 28.01.2010
For & on behalf of Aon Insurance Managers (Cayman) Ltd. As Managers of Batan Insurance Company SPC, Ltd. on behalf of RTSI Segregated Portfolio

ENDORSEMENT #1 - INSURED PHYSICIAN SCHEDULE (PERSONS INSURED)

NAMED INSURED:	RADIATION THERAPY SERVICES, INC.
POLICY NUMBER:	BAT-0001 - 2009
EFFECTIVE DATE:	OCTOBER 14, 2009
ISSUE DATE:	JANUARY 11, 2010

It is understood and agreed that the schedule of physicians included as “Persons Insured” and their retroactive dates, as amended from time to time, is on file with the Risk Management Department of the “Named Insured”.

This policy only applies to those physicians to whom the “Named Insured” is obligated to provide limits of $1,000,000 per “Occurrence” or “Medical lncident” /$3,000,000 in the annual aggregate and who are provided limits of $250,000 per claim /$750,000 annual aggregate on the “Controlling Underlying Insurance Policy” referenced on the Declarations page.

This policy does not apply to any individual physician covered on the “Controlling Underlying Insurance Policy” referenced on the Declarations page whose limits of liability are greater than $250,000 per claim per physician / $750,000 annual aggregate per physician.

It is understood and agreed that there is no coverage for the “Named Insured” corporate entities as this coverage is provided on a separate insurance policy.